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Minnesota Mutual                                       ANNUITIZATION ENDORSEMENT


The Minnesota Mutual Life Insurance Company certifies that the Annuitant named in the schedule below is entitled to the Annuity Payments described in this schedule. Payments are to commence on the Annuity Commencement Date.


ANNUITY PAYMENT SCHEDULE


Contractholder                              ____________________________________

Group Contract Number                       ____________________________________

Annuitant                                   ____________________________________

Annuitant's Social Security Number          ____________________________________

Annuitant's Date of Birth                   ____________________________________

Annuity Commencement Date                   ____________________________________

Joint Annuitant                             ____________________________________

Joint Annuitant's Date of Birth             ____________________________________

Annuitant's Beneficiary                     ____________________________________

Amount Applied to Purchase Fixed Annuity    ____________________________________

Fixed Annuity Payment                       ____________________________________

Frequency                                   ____________________________________

Amount Applied to Purchase Variable Annuity ____________________________________

Number of Variable Annuity Units            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

Initial Variable Annuity Payment            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

Form of Retirement Income                   ____________________________________




Secretary                           Registrar                          President

94-9312                              The Minnesota Mutual Life Insurance Company

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GENERAL


Misstatement of Age. In the event the age or any other fact affecting an annuitant's coverage has been misstated, the amount of any Retirement Income payable under the Group Contract with respect to such annuitant shall be adjusted to such amount as would have been paid had the true facts been stated.

Assignment. No assignment of any benefits under the Group Contract shall be valid and such benefits shall be exempt from the claims to the maximum extent permitted by law.

Evidence of Survival. When a payment under the Group Contract is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of check drawn for said payment or otherwise to the satisfaction of Minnesota Mutual.

This endorsement summarizes the provisions of the Group Contract pertaining to the Retirement Income shown in the schedule. It does not constitute a contract, and in the event of any conflict between the Group Contract and this endorsement, the terms of the Group Contract shall prevail. The Group Contract may be examined by annuitants at an accessible place designated by the Contractholder.